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                                   EXHIBIT 99.B

     The Reporting persons engaged in the following transactions in Shares of the Company during the past sixty (60) days.


    REPORTING PERSON WITH          DATE OF     NUMBER OF    PRICE PER SHARE
 DIRECT BENEFICIAL OWNERSHIP     TRANSACTION    SHARES     (INC. COMMISSIONS)
-----------------------------   ------------- ----------- --------------------
Tennenbaum & Co., LLC               10/20/97      10,000               $2.53
Tennenbaum & Co., LLC               10/21/97       6,500               $2.46
Tennenbaum & Co., LLC               10/22/97       1,500               $2.46
Tennenbaum & Co., LLC               12/10/97      50,000               $2.28
Tennenbaum & Co., LLC               12/10/97     500,000               $2.31*
Tennenbaum & Co., LLC               12/11/97      67,000               $2.58
Tennenbaum & Co., LLC               12/12/97      35,300               $2.63
Tennenbaum & Co., LLC               12/15/97     105,000               $2.57
Tennenbaum & Co., LLC               12/16/97      19,200               $2.55
Tennenbaum & Co., LLC               12/17/97      20,800               $2.58
Tennenbaum & Co., LLC               12/18/97     202,700               $2.81

* Private transaction